Exhibit 99.1

Press Release — For Immediate Release

April 15, 2013

Penns Woods Bancorp, Inc. Reports First Quarter 2013 Operating Earnings

Williamsport, PA — April 15, 2013 - Penns Woods Bancorp, Inc. (NASDAQ:PWOD)

Penns Woods Bancorp, Inc. continued its strong earnings and growth during the recently completed first quarter of 2013.  Earnings of $3,684,000 were achieved for the three month period ending March 31, 2013 resulting in basic and dilutive earnings per share of $0.96.  The driving force behind the strong net income was growth in loans and core deposits as both categories increased in excess of 10% over the past twelve months.

Highlights

•                  Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income excluding net securities gains and bank owned life insurance gains on death benefits, decreased slightly to $3,033,000 for the three months ended March 31, 2013 compared to $3,191,000 for the same period of 2012.

•                  Operating earnings per share for the three months ended March 31, 2013 were $0.79 basic and dilutive compared to $0.83 basic and dilutive for the same period of 2012.

•                  Return on average assets was 1.72% for the three months ended March 31, 2013 compared to 1.91% for the corresponding period of 2012.

•                  Return on average equity was 15.48% for the three months ended March 31, 2013 compared to 17.39% for the corresponding period of 2012.

•                  The results for the three months ended March 31, 2013 were negatively impacted by $88,000 in expenses related to the announced acquisition of Luzerne National Bank Corporation.

“During the current prolonged period of low rates, we have taken the strategic path of growing our balance sheet by acquiring high quality earning assets funded by core deposit growth. The loan growth is being driven by home equity and mortgage products, while NOW and savings accounts drive the core deposit growth.  As part of our strategic plan, we continue to invest in revenue streams for the future.  These revenue streams include the successful 2012 opening of our Danville branch, approved branch locations in Lewisburg and Loyalsock, expansion of our residential secondary market footprint and commercial services department, and the announced acquisition of Luzerne National Bank Corporation.  While the investment in these areas limits our ability to increase current earnings, these areas will further diversify our revenue streams and should positively impact net income in future periods, while reducing the reliance on net interest income as the driver of earnings,” said Richard A. Grafmyre, CFP®, President and CEO.

A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity, and operating earnings per share, described in the highlights, to the comparable GAAP financial measures is included at the end of this press release.

Net Income

Net income, as reported under GAAP, for the three months ended March 31, 2013 was $3,684,000 compared to $3,689,000 for the same period of 2012.  Results for the three months ended March 31, 2013 compared to 2012 were impacted by an increase in after-tax securities gains of $262,000 (from a gain of $389,000 to a gain of $651,000).  In addition, a gain of $109,000 on death benefit related to bank owned life insurance was recorded during the first quarter of 2012.  Impacting the results for the three months ended March 31, 2013 was the recognition of $88,000 in expenses related to the announced acquisition of Luzerne National Bank Corporation, a write down of $330,000 of other real estate owned, and the payoff of a nonaccrual loan resulting in the recognition of $528,000 in interest income and a recovery of a previous loan charge-off of $850,000.  Basic and dilutive earnings per share for the three months ended March 31, 2013 and the corresponding period of 2012 were $0.96.  Return on average assets and return on average equity were 1.72% and 15.48% for the three months ended March 31, 2013 compared to 1.91% and 17.39% for the corresponding period of 2012.

Net Interest Margin

The net interest margin for the three months ended March 31, 2013 was 4.46% compared to 4.72% for the corresponding periods of 2012.  While the net interest margin has decreased year over year, net interest income on a fully taxable equivalent basis has increased $445,000 to $8,943,000 for the three months ended March 31, 2013 compared to the corresponding period of 2012.  Driving this increase is the growth in the loan portfolio of 15.52% primarily due to growth in home equity products, recognition of $528,000 in loan interest from the payoff of a nonaccrual loan, and the continued emphasis on core deposit growth.  The primary funding for the loan growth was an increase in core deposits of 10.63%.  These deposits represent a lower cost funding source than time deposits and comprise 74.55% of total deposits at March 31, 2013 compared to 71.48% at March 31, 2012.  The continued growth in core deposits has led to the total cost of deposits decreasing to 49 bp from 66 bp for the three month periods ended March 31, 2013 and 2012, respectively.  FHLB long-term borrowings have been increased by $10,000,000 since March 31, 2012 to supplement the deposit funding of a combination of loan growth and FHLB debt that matured.  Long-term borrowings of $5,000,000 matured during the three months ended March 31, 2013 carrying an average rate of 3.74%.  The changes in the composition of the deposit and borrowing portfolios has led to the total cost of funds decreasing to 72 bp from 97 bp for the three months ended March 31, 2013 and 2012, respectively.

“Despite the uptick in the net interest margin, the margin has and will continue to encounter challenges as we move forward in the current low rate environment. Our strategic direction is to continue to add quality earning assets, even though these new earning assets are being added are at a lower rate than the legacy earning assets that are maturing or are repricing lower at their rate reset dates.  In addition, our investment portfolio strategy continues to focus on shortening the portfolio duration in order to reduce interest rate and market risk in the future.  The earning asset acquisition strategies do limit current earnings, but they play a key role in our long-term asset liability management strategy.  On the funding side of the balance sheet there is limited opportunity to reduce costs.  During the second half of 2012, new borrowings from the FHLB totaled $30 million at a blended rate of less than one percent.  These borrowings replaced $15 million in higher cost FHLB borrowings that were maturing and provided additional funding for the growth in the loan and investment portfolios,” commented President Grafmyre.

Assets

Total assets increased $59,883,000 to $852,997,000 at March 31, 2013 compared to March 31, 2012.  Net loans increased 15.55% to $503,592,000 at March 31, 2013 compared to March 31, 2012 due in large part to campaigns related to increasing home equity product market share during 2012 and carrying over into 2013.  The investment portfolio increased $3,744,000 from March 31, 2012 to March 31, 2013 due to the purchase of primarily short maturity bonds that have been utilized to reduce the portfolio duration and to provide current cash flow.  In addition, we continue to follow our strategy to reduce the investment portfolio duration through the selective selling of bonds as opportunities develop.

Non-performing Loans

Our non-performing loans to total loans ratio has decreased to 1.77% at March 31, 2013 from 2.55% at March 31, 2012.  The decrease in non-performing loans is primarily the result of several partial charge-offs and the payoff of a large construction loan that was on nonaccrual.  The majority of non-performing loans are centered on several loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses.  Net loan recoveries of $713,000 for the three months ended March 31, 2013 augmented the allowance for loan losses which was 1.72% of total loans at March 31, 2013.

Deposits

Deposits have grown 6.08%, or $37,762,000, to $659,304,000 at March 31, 2013 compared to March 31, 2012, with core deposits (total deposits excluding time deposits) increasing $47,242,000, while higher cost time deposits decreased $9,480,000.  Noninterest-bearing deposits have increased 3.61% to $120,471,000 at March 31, 2013 compared to March 31, 2012.  Also playing a significant role in increasing core deposits were NOW and savings accounts with growth rates of 29.13% and 12.04%, respectively.  Driving this growth is our commitment to easy-to-use products, community involvement, and emphasis on customer service.  We have also successfully implemented a targeted marketing campaign aimed at further strengthening our customer relationships, while also expanding our market penetration.

Shareholders’ Equity

Shareholders’ equity increased $8,695,000 to $93,974,000 at March 31, 2013 compared to March 31, 2012.  The accumulated other comprehensive gain of $3,709,000 at March 31, 2013 is a result of an increase in unrealized gains on available for sale securities from an unrealized gain of $5,832,000 at March 31, 2012 to an unrealized gain of $8,516,000 at March 31, 2013.  However, the amount of accumulated other comprehensive gain at March 31, 2013 was also impacted by the change in net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan resulting in an increase in the net loss of $674,000 to $4,807,000 at March 31, 2013.  The current level of shareholders’ equity equates to a book value per share of $24.48 at March 31, 2013 compared to $22.22 at March 31, 2012 and an equity to asset ratio of 11.02% at March 31, 2013 compared to 10.75% at March 31, 2012.  Excluding accumulated other comprehensive gain/loss, book value per share was $23.51 at March 31, 2013 compared to $21.78 at March 31, 2012.  Dividends per share declared to shareholders were $0.72 for the three months ended March 31, 2013, which includes a special cash dividend of $0.25 per share, compared to $0.47 for the three months ended March 31, 2012.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, Centre, and Montour Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Richard A. Grafmyre, President and Chief Executive Officer
300 Market Street
Williamsport, PA 17701
	570-322-1111	e-mail: jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2013	2012	% Change
ASSETS
Noninterest-bearing balances	$9,120	$16,272	-43.95%
Interest-bearing deposits in other financial institutions	3,948	7,159	-44.85%
Total cash and cash equivalents	13,068	23,431	-44.23%

Investment securities, available for sale, at fair value	288,577	284,778	1.33%
Investment securities held to maturity (fair value of $0 and $55)	—	55	-100.00%
Loans held for sale	2,425	2,065	17.43%
Loans	512,422	443,577	15.52%
Allowance for loan losses	(8,830)	(7,745)	14.01%
Loans, net	503,592	435,832	15.55%
Premises and equipment, net	9,128	8,283	10.20%
Accrued interest receivable	4,070	4,100	-0.73%
Bank-owned life insurance	16,517	15,973	3.41%
Investment in limited partnerships	2,717	3,379	-19.59%
Goodwill	3,032	3,032	0.00%
Deferred tax asset	5,751	6,416	-10.36%
Other assets	4,120	5,770	-28.60%
TOTAL ASSETS	$852,997	$793,114	7.55%

LIABILITIES
Interest-bearing deposits	$538,833	$505,271	6.64%
Noninterest-bearing deposits	120,471	116,271	3.61%
Total deposits	659,304	621,542	6.08%

Short-term borrowings	16,632	14,768	12.62%
Long-term borrowings, Federal Home Loan Bank (FHLB)	71,278	61,278	16.32%
Accrued interest payable	357	506	-29.45%
Other liabilities	11,452	9,741	17.56%
TOTAL LIABILITIES	759,023	707,835	7.23%

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	0.00%
Common stock, par value $8.33, 15,000,000 shares authorized; 4,019,522 and 4,018,068 shares issued	33,496	33,484	0.04%
Additional paid-in capital	18,170	18,127	0.24%
Retained earnings	44,909	38,279	17.32%
Accumulated other comprehensive gain:
Net unrealized gain on available for sale securities	8,516	5,832	46.02%
Defined benefit plan	(4,807)	(4,133)	-16.31%
Treasury stock at cost, 180,596 shares	(6,310)	(6,310)	0.00%
TOTAL SHAREHOLDERS’ EQUITY	93,974	85,279	10.20%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$852,997	$793,114	7.55%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended
	March 31,
(In Thousands, Except Per Share Data)	2013	2012	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,768	$6,314	7.19%
Investment securities:
Taxable	1,443	1,474	-2.10%
Tax-exempt	1,267	1,405	-9.82%
Dividend and other interest income	62	92	-32.61%
TOTAL INTEREST AND DIVIDEND INCOME	9,540	9,285	2.75%

INTEREST EXPENSE:
Deposits	791	961	-17.69%
Short-term borrowings	25	34	-26.47%
Long-term borrowings, FHLB	519	620	-16.29%
TOTAL INTEREST EXPENSE	1,335	1,615	-17.34%

NET INTEREST INCOME	8,205	7,670	6.98%

PROVISION FOR LOAN LOSSES	500	600	-16.67%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,705	7,070	8.98%

NON-INTEREST INCOME:
Service charges	442	447	-1.12%
Securities gains, net	986	589	67.40%
Bank-owned life insurance	138	268	-48.51%
Gain on sale of loans	351	183	91.80%
Insurance commissions	264	442	-40.27%
Brokerage commissions	248	212	16.98%
Other	304	622	-51.13%
TOTAL NON-INTEREST INCOME	2,733	2,763	-1.09%

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,068	3,017	1.69%
Occupancy	351	328	7.01%
Furniture and equipment	408	346	17.92%
Pennsylvania shares tax	184	169	8.88%
Amortization of investments in limited partnerships	165	165	0.00%
FDIC deposit insurance	129	123	4.88%
Other	1,546	1,316	17.48%
TOTAL NON-INTEREST EXPENSE	5,851	5,464	7.08%

INCOME BEFORE INCOME TAX PROVISION	4,587	4,369	4.99%
INCOME TAX PROVISION	903	680	32.79%
NET INCOME	$3,684	$3,689	-0.14%

EARNINGS PER SHARE - BASIC	$0.96	$0.96	0.00%

EARNINGS PER SHARE - DILUTED	$0.96	$0.96	0.00%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,838,671	3,837,204	0.04%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,838,671	3,837,204	0.04%

DIVIDENDS DECLARED PER SHARE	$0.72	$0.47	53.19%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	March 31, 2013			March 31, 2012
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$21,757	$249	4.64%	$21,591	$309	5.76%
All other loans	495,789	6,604	5.40%	422,098	6,110	5.82%
Total loans	517,546	6,853	5.37%	443,689	6,419	5.82%

Taxable securities	161,529	1,504	3.72%	147,200	1,566	4.26%
Tax-exempt securities	127,474	1,920	6.02%	130,590	2,128	6.52%
Total securities	289,003	3,424	4.74%	277,790	3,694	5.32%

Interest-bearing deposits	3,683	1	0.11%	2,037	—	0.00%

Total interest-earning assets	810,232	10,278	5.12%	723,516	10,113	5.61%

Other assets	48,485			50,914

TOTAL ASSETS	$858,717			$774,430

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$84,545	24	0.12%	$73,628	11	0.06%
Super Now deposits	137,315	174	0.51%	108,369	142	0.53%
Money market deposits	144,366	135	0.38%	127,387	205	0.65%
Time deposits	171,733	458	1.08%	177,083	603	1.37%
Total interest-bearing deposits	537,959	791	0.60%	486,467	961	0.79%

Short-term borrowings	21,370	25	0.47%	22,058	34	0.62%
Long-term borrowings, FHLB	75,889	519	2.74%	61,278	620	4.00%
Total borrowings	97,259	544	2.24%	83,336	654	3.11%

Total interest-bearing liabilities	635,218	1,335	0.85%	569,803	1,615	1.13%

Demand deposits	116,021			108,081
Other liabilities	12,265			11,669
Shareholders’ equity	95,213			84,877

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$858,717			$774,430
Interest rate spread			4.27%			4.48%
Net interest income/margin		$8,943	4.46%		$8,498	4.72%

	For the Three Months Ended
	March 31,
	2013	2012
Total interest income	$9,540	$9,285
Total interest expense	1,335	1,615
Net interest income	8,205	7,670
Tax equivalent adjustment	738	828
Net interest income (fully taxable equivalent)	$8,943	$8,498

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Operating Data
Net income	$3,684	$3,096	$3,667	$3,398	$3,689
Net interest income	8,205	7,838	7,690	7,698	7,670
Provision for loan losses	500	725	600	600	600
Net security gains	986	79	447	170	589
Non-interest income, ex. net security gains	1,747	2,206	2,324	2,111	2,174
Non-interest expense	5,851	5,758	5,458	5,343	5,464

Performance Statistics
Net interest margin	4.46%	4.29%	4.34%	4.47%	4.72%
Annualized return on average assets	1.72%	1.46%	1.77%	1.67%	1.91%
Annualized return on average equity	15.48%	12.92%	15.94%	15.48%	17.39%
Annualized net loan (recoveries) charge-offs to average loans	-0.55%	0.50%	0.44%	0.79%	0.01%
Net (recoveries) charge-offs	(713)	629	517	907	9
Efficiency ratio	58.8%	57.3%	54.5%	54.5%	55.5%

Per Share Data
Basic earnings per share	$0.96	$0.81	$0.96	$0.89	$0.96
Diluted earnings per share	0.96	0.81	0.96	0.89	0.96
Dividend declared per share	0.72	0.47	0.47	0.47	0.47
Book value	24.48	24.42	24.43	22.96	22.22
Common stock price:
High	41.45	45.27	44.60	39.90	41.67
Low	38.50	37.16	37.78	36.72	36.20
Close	40.97	37.41	44.33	39.81	40.88
Weighted average common shares:
Basic	3,839	3,838	3,838	3,838	3,837
Fully Diluted	3,839	3,838	3,838	3,838	3,837
End-of-period common shares:
Issued	4,020	4,019	4,019	4,018	4,018
Treasury	181	181	181	181	181

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Financial Condition Data:
General
Total assets	$852,997	$856,535	$840,606	$818,433	$793,114
Loans, net	503,592	504,615	477,530	457,904	435,832
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	659,304	642,026	641,110	641,167	621,542
Noninterest-bearing	120,471	114,953	115,285	117,762	116,271

Savings	86,556	82,546	81,479	81,479	77,253
NOW	140,626	130,454	125,572	115,972	108,904
Money Market	143,847	144,722	149,054	152,114	141,830
Time Deposits	167,804	169,351	169,720	173,840	177,284
Total interest-bearing deposits	538,833	527,073	525,825	523,405	505,271

Core deposits*	491,500	472,675	471,390	467,327	444,258
Shareholders’ equity	93,974	93,726	93,779	88,111	85,279

Asset Quality

Non-performing assets	$9,059	$11,706	$12,041	$8,725	$11,308
Non-performing assets to total assets	1.06%	1.37%	1.43%	1.07%	1.43%
Allowance for loan losses	8,830	7,617	7,521	7,438	7,745
Allowance for loan losses to total loans	1.72%	1.49%	1.55%	1.60%	1.75%
Allowance for loan losses to non-performing loans	97.47%	65.07%	62.46%	85.25%	68.49%
Non-performing loans to total loans	1.77%	2.29%	2.48%	1.87%	2.55%

Capitalization

Shareholders’ equity to total assets	11.02%	10.94%	11.16%	10.77%	10.75%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended
	March 31,
(Dollars in Thousands, Except Per Share Data)	2013	2012
GAAP net income	$3,684	$3,689
Less: net securities and bank-owned life insurance gains, net of tax	651	498
Non-GAAP operating earnings	$3,033	$3,191

	Three Months Ended
	March 31,
	2013	2012
Return on average assets (ROA)	1.72%	1.91%
Less: net securities and bank-owned life insurance gains, net of tax	0.31%	0.26%
Non-GAAP operating ROA	1.41%	1.65%

	Three Months Ended
	March 31,
	2013	2012
Return on average equity (ROE)	15.48%	17.39%
Less: net securities and bank-owned life insurance gains, net of tax	2.74%	2.35%
Non-GAAP operating ROE	12.74%	15.04%

	Three Months Ended
	March 31,
	2013	2012
Basic earnings per share (EPS)	$0.96	$0.96
Less: net securities and bank-owned life insurance gains, net of tax	0.17	0.13
Non-GAAP basic operating EPS	$0.79	$0.83

	Three Months Ended
	March 31,
	2013	2012
Dilutive EPS	$0.96	$0.96
Less: net securities and bank-owned life insurance gains, net of tax	0.17	0.13
Non-GAAP dilutive operating EPS	$0.79	$0.83